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                                                                 Exhibit 23.1






                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32044) of First Empire State Corporation of our report dated January 10, 1995 appearing on page 52 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 8, 1995 appearing on page 3 of the First Empire State Corporation Retirement Savings Plan and Trust Financial Statements and Additional Information for the years ended December 31, 1994 and 1993 filed herewith as
Exhibit 99.1 of this Annual Report on Form 10-K. We consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PRICE WATERHOUSE LLP

Buffalo, New York
March 16, 1995